SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) – April 6, 2005

ANWORTH MORTGAGE ASSET CORPORATION

(Exact name of Registrant as specified in its Charter)

Maryland	001-13709	52-2059785
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1299 Ocean Avenue, Suite 250, Santa Monica, California		90401
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 255-4493

Not Applicable

(Former Name or Former Address, if Changed since Last Report)

Item 2.02. Results of Operations and Financial Condition.

On April 7, 2005, Anworth Mortgage Asset Corporation (the “Company”) issued a press release announcing that its Board of Directors had declared a dividend of $0.27 per share for the first quarter of 2005. The common stock dividend is payable on May 17, 2005 to common stockholders of record as of the close of business on April 29, 2005. A copy of that release is furnished as Exhibit 99.1 to this report.

The information in this Current Report on Form 8-K provided under Item 2.02 of Form 8-K shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information provided under Item 2.02 in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

As discussed therein, the press release contains forward-looking statements within the meaning of the Securities Act and the Exchange Act and, as such, may involve known and unknown risks, uncertainties and assumptions. These forward-looking statements relate to Anworth’s current expectations and are subject to the limitations and qualifications set forth in the press release as well as in Anworth’s other documents filed with the SEC, including, without limitation, that actual events and/or results may differ materially from those projected in such forward-looking statements.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 6, 2005, Charles F. Smith, a director of the Company, informed the Company’s Board of Directors that he will not stand for re-election to the Board of Directors at the Company’s Annual Stockholder Meeting on May 27, 2005 and will retire from the Board of Directors at that time.

The Company’s Nominating and Corporate Governance Committee has nominated Robert Davis to fill the position to be vacated by Mr. Smith. Information regarding Mr. Davis’ background will be included in the proxy for the Company’s Annual Stockholder Meeting to be held on May 27, 2005.

Item 9. Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Exhibits.

Exhibit 99.1

Press Release dated April 7, 2005 of the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ANWORTH MORTGAGE ASSET CORPORATION

Date: April 7, 2005	By:	/s/ LLOYD MCADAMS
	Name:	Lloyd McAdams
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated April 7, 2005 of the Registrant.